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                                                                  EX-23

                       CONSENT OF INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-27338 and 33-33853) pertaining to the American Commercial Lines, Inc. Thrift Plan of our report dated June 17, 1994, with respect to the financial statements and schedule of the American Commercial Lines, Inc. Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                             /s/ ERNST & YOUNG
Richmond, Virginia                           -----------------
June 27, 1994                                Ernst & Young

































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